Exhibit 99.(12)

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-107571 on Form N-4 of our report dated March 12, 2025, relating to the financial statements and financial highlights for each of the variable accounts of Separate Account A of Pacific Life & Annuity Company for the year ended December 31, 2024, incorporated by reference in the Statements of Additional Information, which are incorporated by reference in such Registration Statements and to the reference to us under the heading "Independent Registered Public Accounting Firm and Independent Auditors” in the Statements of Additional Information, which are incorporated by reference in such Registration Statements.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
Ocotber 9, 2025

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement No. 333-107571 on Form N-4 of our report dated March 28, 2025 related to the statutory-basis financial statements of Pacific Life & Annuity Company as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in the Statements of Additional Information, which are incorporated by reference in such Registration Statements, and to the reference to us under the heading "Independent Registered Public Accounting Firm and Independent Auditors" in the Statements of Additional Information, which are incorporated by reference in such Registration Statements.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

October 9, 2025